EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in connection with the registration statements on Form S-8 for the 1999 Stock Option Plan, Registration File No. 333-41788, and the 2000 Stock Option Plan, Registration File No. 333-41786, and the 1999 and 2000 Stock Option Plans, Registration File No. 333-116671, of IA Global, Inc., incorporated into the Annual Report on Form 10-K of IA Global, Inc., of our report dated March 15, 2004 relating to the financial statements of IA Global, Inc. and Subsidiaries as of December 31, 2003 and for the year then ended.


                                        /s/ Radin Glass & Co., LLP
                                        Radin Glass & Co., LLP
                                        Certified Public Accountants


New York, New York
December 21, 2006